EXHIBIT 13(b)

                          FORM OF AMENDED AND RESTATED

                            CLASS C DISTRIBUTION PLAN

                             PURSUANT TO RULE 12b-1

      DISTRIBUTION PLAN made as of the day of , 2000, by and between each of the investment companies listed on Exhibit A, as such Exhibit may be amended from time to time (each a "Fund," and collectively, the "Funds"), severally and not jointly, and FAM Distributors, Inc., a Delaware corporation (the "Distributor").

                              W I T N E S S E T H:

      WHEREAS, each Fund intends to engage in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

      WHEREAS, the Directors or Trustees (referenced to herein as the "Directors") of certain Fund are authorized to establish separate series relating to separate portfolios of securities, and the Directors have established and designated multiple series of certain Funds; and

      WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through financial intermediaries, including, without limitation, brokers, dealers, retirement plans, financial consultants, registered investment advisers and mutual fund supermarkets ("financial intermediaries"); and

      WHEREAS, each Fund proposes to enter into an Amended and Restated Distribution Agreement with the Distributor, pursuant to which the Distributor will act as the exclusive distributor and representative of each Fund in the offer and sale of shares of common stock or beneficial interest, par value $0.10 per share of each Fund, including the Class C shares (the "Class C Shares") of each Fund, to the public; and

      WHEREAS, each Fund desires to adopt this Amended and Restated Class C Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act pursuant to which each Fund will pay an account maintenance fee and a distribution fee to the Distributor with respect to the Fund's Class C Shares; and

      WHEREAS, the Directors of the Fund have determined that there is a reasonable likelihood that adoption of the Plan will benefit each Fund and its Class C shareholders.

      NOW, THEREFORE, each Fund hereby adopts, and the Distributor hereby agrees to the terms of, the Plan in accordance with Rule 12b-1 under the Investment Company Act on the following terms and conditions:

      1. The Fund shall pay the Distributor with respect to the Class C Shares of each Fund an account maintenance fee under the Plan at the end of each month at the annual rate of average daily net assets of such Fund specified in Exhibit B, to compensate the Distributor for providing, or arranging for the provision of, account maintenance activities with respect to Class

C shareholders of the Fund. Expenditures under the Plan may consist of payments to financial intermediaries for maintaining accounts in connection with Class C Shares and payment of expenses incurred in connection with such account maintenance activities including the costs of making services available to shareholders including assistance in connection with inquiries related to shareholder accounts.

      2. The Fund shall pay the Distributor with respect to Class C Shares of each Fund a distribution fee under the Plan at the end of each month at the annual rate of average daily net assets of such Fund specified in Exhibit B, to compensate the Distributor for providing, or arranging for the provision of, sales and promotional activities and services. Such activities and services will relate to the sale, promotion and marketing of the Class C Shares of each Fund. Such expenditures may consist of sales commissions to financial intermediaries for selling Class C Shares, compensation, sales incentives and payments to sales and marketing personnel, and the payment of expenses incurred in its sales and promotional activities, including advertising expenditures related to the Fund and the costs of preparing and distributing promotional materials. The distribution fee may also be used to pay the financing costs of carrying the unreimbursed expenditures described in this Paragraph 2. Payment of the distribution fee described in this Paragraph 2 shall be subject to any limitations set forth in any applicable regulation of the National Association of Securities Dealers, Inc.

      3. The Distributor shall provide each Fund for review by the Board of Directors, and the Directors shall review at least quarterly, a written report complying with the requirements of Rule 12b-1 regarding the disbursement of the account maintenance fee and distribution fee during such period.

      4 This Plan shall not take effect with respect to a Fund until it has been approved by votes of a majority of both (a) the Directors of the Fund and (b) those Directors of the Fund who are not "interested persons" of the Fund, as defined in the Investment Company Act, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Directors"), cast in person at a meeting or meetings called for the purpose of voting on the Plan and such related agreements.

      5. The Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 4.

      6. The Plan may be terminated at any time with respect to any Fund by vote of a majority of the Rule 12b-1 Directors, or by vote of a majority of the outstanding Class C voting securities of the applicable Fund.

      7. The Plan may not be amended to increase materially the rate of payments provided for in Paragraphs 1 or 2 hereof with respect to any Fund unless such amendment is approved by at least a majority, as defined in the Investment Company Act, of the outstanding Class C voting securities of the applicable Fund, and by the Directors of the applicable Fund in the manner provided for in Paragraph 4 hereof, and no material amendment to the Plan shall be made unless approved in the manner provided for approval and annual renewal in Paragraph 4 hereof.

      8. While the Plan is in effect with respect to any Fund, the selection and nomination of Directors who are not interested persons, as defined in the Investment Company Act, of the Fund shall be committed to the discretion of the Directors who are not interested persons.

      9. Each Fund shall preserve copies of the Plan and any related agreements and all reports made pursuant to Paragraph 3 hereof, for a period of not less than six years from the date of the Plan, or the date of such agreement or report, as the case may be, the first two years in an easily accessible place.

      10. The Declaration of Trust establishing each Fund that is organized as a Massachusetts business trust together with all amendments thereto (the "Declaration"), which is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name of the Fund refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of a Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of a Fund, but the trust property only shall be liable.

      IN WITNESS WHEREOF, the parties hereto have executed this Plan as of the date first above written.

                              EACH OF THE INVESTMENT COMPANIES LISTED ON
                              EXHIBIT A ATTACHED HERETO

                              By:
                                 --------------------------------------
                              Title:

                              FAM DISTRIBUTORS, INC.

                              By:
                                 --------------------------------------
                              Title:

                                                                       Exhibit A

Merrill Lynch Short Term U.S. Government Fund, Inc.
Merrill Lynch Mid Cap Value Fund of The Asset Program, Inc.
Mercury Growth Opportunity Fund of The Asset Program, Inc.
Mercury U.S. Government Securities Fund of The Asset Program, Inc. Merrill Lynch U.S. Government Mortgage Fund
Merrill Lynch Fundamental Growth Fund, Inc.
Merrill Lynch Focus Value Fund, Inc.
Merrill Lynch Real Estate Fund, Inc.
Summit Cash Reserves Fund of Financial Institution Series Trust
Merrill Lynch Retirement Reserves Money Fund of Merrill Lynch Retirement Series Trust

                                                                        Exhibit B

                                                Class C Distribution Fees
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                                                                                 Account
                              Name of Fund                                    Maintenance Fee          Distribution Fee
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           Merrill Lynch Short Term U.S. Government Fund, Inc.                      0.10%                   0.30%
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               Merrill Lynch U.S. Government Mortgage Fund                          0.25%                   0.55%
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               Merrill Lynch Fundamental Growth Fund, Inc.                          0.25%                   0.75%
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                  Merrill Lynch Focus Value Fund, Inc.                              0.25%                   0.75%
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                  Merrill Lynch Real Estate Fund, Inc.                              0.25%                   0.75%
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                    Merrill Lynch Mid Cap Value Fund                                0.25%                   0.75%
                       of The Asset Program, Inc.
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                     Mercury Growth Opportunity Fund                                0.25%                   0.75%
                       of The Asset Program, Inc.
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                 Mercury U.S. Government Securities Fund                            0.25%                   0.50%
                       of The Asset Program, Inc.
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                                      B-1